UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 26, 2011

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2011, the Company filed Articles of Amendment to the Company's Restated Articles of Incorporation (the “Articles of Amendment”) with the Secretary of State of North Carolina following shareholder approval, at the 2011 annual meeting, of a management proposal to require the Company’s corporate secretary to call special shareholder meetings upon a request from the holders of 25% of the Company’s outstanding common shares in accordance with and subject to the provisions of the Company’s Amended and Restated Bylaws. A copy of the Company’s Restated Articles of Incorporation is attached hereto as Exhibit 3.1 that reflects the changes made by the Articles of Amendment.

The Board of Directors of the Company also amended and restated the Company’s Amended and Restated Bylaws (the “Amended Bylaws”) effective upon the filing of the Articles of Amendment on May 26, 2011. As more fully described in the Company’s Proxy Statement dated April 8, 2011, the Amended Bylaws reflect the amendment to the Company’s Restated Articles of Incorporation described above and require the Company’s corporate secretary to call special shareholders meetings upon a request from the holders of 25% of the Company’s outstanding common shares subject to certain procedural and informational requirements that must be satisfied by the requesting shareholders. A copy of the Amended Bylaws is attached hereto as Exhibit 3.2.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

3.1           Restated Articles of Incorporation of YUM! Brands, Inc.

3.2           Bylaws of YUM! Brands, Inc., amended and restated as of May 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	May 31, 2011	/s/ John Daly
John Daly
Corporate Counsel and
Assistant Secretary